Exhibit 99.1

ANNALS OF INTERNAL MEDICINE STUDY SUPPORTS WIDESPREAD NEED FOR BETTER
NON-INVASIVE COLORECTAL CANCER SCREENING OPTION

Exact Sciences’ Stool-Based DNA Testing Remains the Most Effective, Completely
Non-Invasive Option for Population-Based CRC Screening

Marlborough, Mass. — January 18, 2005 — Following a December 2004 study in the New England Journal of Medicine regarding the superiority of stool-based DNA testing over fecal occult blood testing (FOBT), this week’s Annals of Internal Medicine again highlights FOBT’s shortcomings.  In light of this most recent publication, EXACT Sciences Corporation (NASDAQ: EXAS) reiterates its alignment with the American Gastroenterological Association, the American College of Gastroenterology and the American Cancer Society positions that colonoscopy is the reference standard for colorectal cancer screening.  The Company is in complete accord with these and other organizations that support increasing the number of people who are effectively screened for colorectal cancer.

Both the Company and the medical community recognize, however, that there are many people unwilling and/or unable to undergo an invasive procedure.  Stool-based DNA testing remains the most effective, completely non-invasive CRC screening option.  In the December 23, 2004 issue of the New England Journal of Medicine, stool-based DNA testing was shown to be four times more sensitive than the most widely-used FOBT in detecting invasive colorectal cancer; even though, in this study, the FOBT was optimally performed and used as recommended by the manufacturer (e.g. three stools, six cards, dietary restrictions, etc).  The study, which enrolled nearly 5,500 average-risk asymptomatic patients, was conducted in 81 sites across the country.

In addition to being more sensitive than the most widely-used FOBT, stool-based DNA testing also has been shown to be the preferred screening method among patients who have undergone stool-based DNA testing, FOBT and colonoscopy.  Furthermore, post-market data of PreGen-Plus™ (the commercially available version of the stool-based DNA test) indicates that more than half of the patients who used PreGen-Plus had never been screened before, by any method, and that more than ninety percent of those patients found the test easy/very easy to do and were likely/very likely to do it again.

For general information on colon cancer screening, visit the American Gastroenterological Association’s Web site at www.gastro.org or the American College of Gastroenterology Web site at www.acg.gi.org.

About EXACT Sciences Corporation

EXACT Sciences Corporation is a leader in rapidly applying genomics knowledge to develop effective, patient-friendly screening methods to detect cancer early, to assist physicians in saving patients’ lives.  Its first commercial test, PreGen-Plus™, is used for screening colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, the Company’s research and development strategies and programs and their likely future success, and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ products and services; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the inclusion of PreGen-Plus in cancer screening guidelines; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; and the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.